Exhibit 99.1

Contacts: Investor Relations investorrelations@petco.com	Media Relations Lisa.stark@petco.com

FOR IMMEDIATE RELEASE: December 5, 2024

Petco Health + Wellness Company, Inc. Reports Third Quarter 2024 Earnings Results

Q3 2024 Overview

•
Net revenue of $1.51 billion increased 1.2 percent year over year and comparable sales increased 1.8 percent year over year
•
Gross profit of $575.8 million increased 4.7 percent year over year, compared to $550.0 million in the prior year
•
GAAP net loss of $16.7 million, or $(0.06) per share, compared to GAAP net loss of $1.2 billion, or $(4.63) per share in the prior year that included a $1.2 billion non-cash goodwill impairment charge
•
Adjusted Net Income1 of $(6.5) million, or $(0.02) per share1, compared to Adjusted Net Income1 of $(14.5) million, or $(0.05) per share1 in the prior year
•
Adjusted EBITDA1 of $81.2 million compared to $72.2 million in the prior year

San Diego, December 5, 2024 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its third quarter 2024 financial results.

In the third quarter of 2024, Petco delivered net revenue of $1.51 billion, up 1.2 percent versus prior year. On an as-reported basis, the company’s consumables business was up 2.7 percent versus prior year, and services and other business was up 5.0 percent versus prior year. Growth in the company's consumables and services and other businesses was offset by the company’s supplies and companion animal business, down 2.8 percent versus prior year. GAAP net loss in the third quarter of 2024 was $16.7 million, or $(0.06) per share, compared to GAAP net loss of $1.2 billion, or $(4.63) per share in the prior year, which included a $1.2 billion non-cash goodwill impairment charge associated with goodwill originally recorded in 2015. Adjusted Net Income1 was $(6.5) million, or $(0.02) per share1, compared to $(14.5) million, or $(0.05) per share1 in the prior year. Adjusted EBITDA1 was $81.2 million compared to $72.2 million in the prior year.

“Our third quarter results demonstrate the meaningful progress we’re making to strengthen our retail fundamentals to drive sustainable, profitable growth,” said Joel Anderson, Petco’s Chief Executive Officer. “While there is more work to do, our improving results increase our conviction that we are on the right path to position Petco to win long-term. Our entire organization is focused on driving profitability and free cash flow, and I’m confident we’re set up for a solid finish to 2024.”

(1)
Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Fiscal Q4 2024 Outlook

The company is providing Q4 guidance for revenue, Adjusted EBITDA, and Adjusted EPS, in addition to full year interest expense and capital expenditure expectations.

For Fiscal Q4 2024, the company expects:

Metric*	FQ4 2024 Guidance
Net Revenue	~ $1.55 billion
Adjusted EBITDA	Between $90 million and $95 million, including a minimum of $10 million in third party consulting fees associated with our transformation effort
Adjusted EPS	Between $0.00 and $0.02

For Fiscal 2024 (a 52-week year), the company expects the following:

Metric*	2024 Guidance, YoY
Net interest expense	~$140 million
Capital Expenditures	~$130 million

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. For fiscal 2024, our guidance anticipates a 26 percent tax rate, and 273 million weighted average diluted share count. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on December 5, 2024 at approximately 4:30 PM Eastern Time to discuss the company’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through December 19, 2024 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We've consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we've helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q4 and full year 2024 guidance, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; and (xxii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	November 2, 2024	October 28, 2023	Percent Change
Net sales:
Products	$1,263,194	$1,257,803	0%
Services and other	248,243	236,363	5%
Total net sales	1,511,437	1,494,166	1%
Cost of sales:
Products	782,240	787,994	(1%)
Services and other	153,440	156,171	(2%)
Total cost of sales	935,680	944,165	(1%)
Gross profit	575,757	550,001	5%
Selling, general and administrative expenses	571,780	559,611	2%
Goodwill impairment	—	1,222,524	(100%)
Operating income (loss)	3,977	(1,232,134)	N/M
Interest income	(1,346)	(1,139)	18%
Interest expense	35,797	36,557	(2%)
Loss on partial extinguishment of debt	—	174	(100%)
Other non-operating income	(8,465)	(113)	7,391%
Loss before income taxes and income from equity method investees	(22,009)	(1,267,613)	(98%)
Income tax benefit	(857)	(22,902)	(96%)
Income from equity method investees	(4,479)	(3,574)	25%
Net loss attributable to Class A and B-1 common stockholders	$(16,673)	$(1,241,137)	(99%)

Net loss per Class A and B-1 common share:
Basic	$(0.06)	$(4.63)	(99%)
Diluted	$(0.06)	$(4.63)	(99%)

Weighted average shares used in computing net loss per Class A and B-1 common share:
Basic	274,495	267,852	2%
Diluted	274,495	267,852	2%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	November 2, 2024	February 3, 2024
ASSETS
Current assets:
Cash and cash equivalents	$116,675	$125,428
Receivables, less allowance for credit losses[1]	40,432	44,369
Merchandise inventories, net	690,291	684,502
Prepaid expenses	46,720	58,615
Other current assets	37,665	38,830
Total current assets	931,783	951,744
Fixed assets	2,233,558	2,173,015
Less accumulated depreciation	(1,493,752)	(1,356,648)
Fixed assets, net	739,806	816,367
Operating lease right-of-use assets	1,328,398	1,384,050
Goodwill	980,064	980,297
Trade name	1,025,000	1,025,000
Other long-term assets	206,429	205,694
Total assets	$5,211,480	$5,363,152
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$447,673	$485,131
Accrued salaries and employee benefits	129,486	101,265
Accrued expenses and other liabilities	190,789	200,278
Current portion of operating lease liabilities	340,437	310,507
Current portion of long-term debt and other lease liabilities	5,294	15,962
Total current liabilities	1,113,679	1,113,143
Senior secured credit facilities, net, excluding current portion	1,576,856	1,576,223
Operating lease liabilities, excluding current portion	1,064,322	1,116,615
Deferred taxes, net	210,708	251,629
Other long-term liabilities	123,077	121,113
Total liabilities	4,088,642	4,178,723
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	237	231
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,271,052	2,229,582
Accumulated deficit	(1,135,221)	(1,047,243)
Accumulated other comprehensive (loss) income	(13,268)	1,821
Total stockholders’ equity	1,122,838	1,184,429
Total liabilities and stockholders’ equity	$5,211,480	$5,363,152

(1)
Allowances for credit losses are $1,623 and $1,806, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 237.2 million and 231.2 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	39 Weeks Ended
	November 2, 2024	October 28, 2023
Cash flows from operating activities:
Net loss	$(87,979)	$(1,257,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	149,414	148,593
Amortization of debt discounts and issuance costs	3,661	3,658
Provision for deferred taxes	(35,629)	(35,164)
Equity-based compensation	40,705	64,431
Impairments, write-offs and losses on sale of fixed and other assets	8,449	2,202
Loss on partial extinguishment of debt	—	920
Income from equity method investees	(13,557)	(10,032)
Amounts reclassified out of accumulated other comprehensive (loss) income	(3,035)	674
Goodwill impairment	—	1,222,524
Non-cash operating lease costs	311,347	316,355
Other non-operating income	(5,800)	(4,727)
Changes in assets and liabilities:
Receivables	4,287	(600)
Merchandise inventories	(6,194)	(77,718)
Prepaid expenses and other assets	1,601	(6,004)
Accounts payable and book overdrafts	(36,427)	105,421
Accrued salaries and employee benefits	28,986	11,586
Accrued expenses and other liabilities	(817)	(1,098)
Operating lease liabilities	(280,101)	(312,935)
Other long-term liabilities	2,769	(1,755)
Net cash provided by operating activities	81,680	168,696
Cash flows from investing activities:
Cash paid for fixed assets	(91,041)	(176,532)
Cash paid for acquisitions, net of cash acquired	(464)	(4,495)
Cash paid for investment	(457)	—
Proceeds from investment	998	24,878
Proceeds from sale of assets	1,252	—
Cash received from partial surrender of officers' life insurance	206	—
Net cash used in investing activities	(89,506)	(156,149)
Cash flows from financing activities:
Borrowings under long-term debt agreements	201,000	—
Repayments of long-term debt	(201,000)	(75,000)
Debt refinancing costs and original issue discount	(3,028)	—
Payments for finance lease liabilities	(4,608)	(4,627)
Proceeds from employee stock purchase plan and stock option exercises	2,585	3,324
Tax withholdings on stock-based awards	(5,251)	(7,737)
Proceeds from issuance of common stock	2,500	—
Net cash used in financing activities	(7,802)	(84,040)

Net decrease in cash, cash equivalents and restricted cash	(15,628)	(71,493)
Cash, cash equivalents and restricted cash at beginning of period	136,649	213,727
Cash, cash equivalents and restricted cash at end of period	$121,021	$142,234

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, as applicable, for the thirteen weeks ended November 2, 2024 compared to the thirteen weeks ended October 28, 2023, respectively.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC on April 3, 2024 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Loss Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	November 2, 2024	October 28, 2023
Net loss attributable to Class A and B-1 common stockholders	$(16,673)	$(1,241,137)
Add (deduct):
Interest expense, net	34,451	35,418
Income tax benefit	(857)	(22,902)
Depreciation and amortization	50,109	50,674
Income from equity method investees	(4,479)	(3,574)
Loss on partial extinguishment of debt	—	174
Goodwill impairment	—	1,222,524
Asset impairments and write offs	1,380	1,167
Equity-based compensation	11,357	18,183
Other non-operating income	(8,465)	(113)
Mexico joint venture EBITDA (1)	9,984	9,189
Acquisition and divestiture-related costs (2)	—	—
Other costs (3)	4,429	2,556
Adjusted EBITDA	$81,236	$72,159
Net sales	$1,511,437	$1,494,166
Net margin (4)	(1.1%)	(83.1%)
Adjusted EBITDA Margin	5.4%	4.8%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Loss Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	November 2, 2024	February 3, 2024	October 28, 2023
Net loss attributable to Class A and B-1 common stockholders	$(110,554)	$(1,280,210)	$(1,224,903)
Add (deduct):
Interest expense, net	146,315	147,504	140,309
Income tax benefit	(20,420)	(27,613)	(2,630)
Depreciation and amortization	201,603	200,782	198,822
Income from equity method investees	(19,712)	(16,188)	(15,187)
Loss on partial extinguishment of debt	—	920	920
Goodwill impairment	—	1,222,524	1,222,524
Asset impairments and write offs	9,080	2,833	1,895
Equity-based compensation	58,133	81,859	84,323
Other non-operating income	(5,800)	(4,727)	(1,429)
Mexico joint venture EBITDA (1)	42,141	38,226	35,732
Acquisition and divestiture-related costs (2)	3,719	—	627
Other costs (3)	41,238	35,193	12,649
Adjusted EBITDA	$345,743	$401,103	$453,652
Net sales	$6,238,808	$6,255,284	$6,158,767
Net margin (4)	(1.8%)	(20.5%)	(19.9%)
Adjusted EBITDA Margin	5.5%	6.4%	7.4%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted Earnings Per Share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	November 2, 2024		October 28, 2023
	Amount	Per share	Amount	Per share
Net loss attributable to common stockholders / diluted EPS	$(16,673)	$(0.06)	$(1,241,137)	$(4.63)
Add (deduct):
Income tax benefit	(857)	(0.01)	(22,902)	(0.09)
Loss on partial extinguishment of debt	—	—	174	0.00
Goodwill impairment	—	—	1,222,524	4.57
Asset impairments and write offs	1,380	0.01	1,167	0.00
Equity-based compensation	11,357	0.04	18,183	0.07
Other non-operating income	(8,465)	(0.03)	(113)	(0.00)
Acquisition and divestiture-related costs (2)	—	—	—	—
Other costs (3)	4,429	0.02	2,556	0.01
Adjusted pre-tax loss / diluted loss per share	$(8,829)	$(0.03)	$(19,548)	$(0.07)
Income tax benefit at 26% normalized tax rate	(2,296)	(0.01)	(5,082)	(0.02)
Adjusted Net Loss / Adjusted EPS	$(6,533)	$(0.02)	$(14,466)	$(0.05)

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and thirty-nine weeks ended November 2, 2024 compared to the thirteen and thirty-nine weeks ended October 28, 2023, respectively.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$20,724	$34,431	$81,680	$168,696
Cash paid for fixed assets	(31,012)	(62,509)	(91,041)	(176,532)
Free Cash Flow	$(10,288)	$(28,078)	$(9,361)	$(7,836)

Non-GAAP Financial Measures Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	November 2, 2024	October 28, 2023
Net income	$8,958	$7,149
Depreciation	6,880	6,920
Income tax expense	3,637	2,470
Foreign currency (gain) loss	(106)	441
Interest expense, net	599	1,397
EBITDA	$19,968	$18,377
50% of EBITDA	$9,984	$9,189

(2)
Acquisition and divestiture-related costs include direct costs resulting from acquiring, integrating, or divesting businesses. These include third-party professional and legal fees, losses on sales of divestitures, and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.

(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.

(4)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.